LINE OF CREDIT AGREEMENT

THIS AGREEMENT, into this 31st day of December, 2013, by and between VIP Loyalty Corp., a Nevada corporation ("**VIP**") and Corporate Strategies LLC (the "**Lender**").

1 Maximum line of credit. The parties agree that in order to fund the operations of VIP for the twelve (12) months ended December 31, 2014, the maximum Line of Credit (the "**LOC**") extended hereunder shall not exceed the maximum principal sum of One Hundred Twenty-five Thousand dollars ($125,000), which includes all advances previously made by Lender to VIP and its predecessor entity, VIP Members Corp., through December 31, 2013 in the approximate amount of $73,500.

2. Promissory Notes At the commencement of this loan agreement and at any time until December 31, 2014, VIP may draw upon the LOC in an amount not to exceed the maximum LOC as defined hereinabove. At the end of each quarterly period, commencing as of the quarter ended March 31, 2104, VIP shall execute a a promissory note and deliver same to Lender evidencing the aggregate amount of draws made during such quarterly period, with the principal amount together with interest at the rate of Six percent (6%) per annum being due and payable, in full, on April 1, 2015, Upon payment in full of any such promissory note prior to the date due, VIP may again draw upon the LOC in an amount not to exceed the LOC as defined herein. Such draw upon the LOC shall be evidenced by a promissory note, with the same interest rate and due date as the prior promissory note, executed by VIP and delivered to VIP.

3. Security Interest. Each of the promissory notes issued to Lender by VIP shall be shall be subject to a security interest in favor of Lender of the assets of VIP including its intellectual property of all kinds, its website, www.vipmembers.com, and any and all other assets of VIP..

4. Conditions of Draws. Borrower shall not be entitled to further advances and no further advances shall be made, upon the LOC if any of the following conditions exist:

a) Borrower is in default in the payment of any note hereunder;

b) Borrower is in default of any provision of this agreement.

c) Borrower institutes any proceedings in bankruptcy or makes a general assignment for benefit of creditors; or

d) Borrower is insolvent.

5. Form of Quarterly Notes. Each of the quarterly notes to be executed by VIP and delivered to Lender shall be in the form to be provided to VIP by Lender and shall be fully enforceable as to their terms.

6. Time of the Essence. Time is of the essence of this agreement.

7. Attorneys Fees. If it should become necessary for any party to institute legal proceedings to enforce any of the terms of this agreement or to collect any sums advanced hereunder, then the prevailing party in such proceedings shall be entitled to recover all its costs and expenses of such proceedings, including reasonable attorney fees, from the nonprevailing party.

8. Jurisdiction. This Agreement shall be interpreted in accordance with the laws of the State of Texas and the applicable jurisdiction for any legal proceedings shall be in the applicable court in Harris County, State of Texas.

9. Entire Agreement and Modification. This agreement contains the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. NO

PARTY SHALL RELY UPON ANY ORAL REPRESENTATIONS IN ENTERING INTO THIS AGREEMENT, SUCH ORAL REPRESENTATIONS, IF ANY, BEING EXPRESSLY DENIED BY THE PARTY TO WHOM THEY ARE ATTRIBUTED AND IT BEING THE INTENTION OF THE PARTIES TO LIMIT THE TERMS OF THIS AGREEMENT TO THOSE MATTERS CONTAINED HEREIN IN WRITING. This agreement may be modified only by a writing executed by all of the parties to this agreement.

10. <u>Binding Effect</u>. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

This Line of Credit Agreement is entered into at Houston, Texas on the date first set forth hereinabove.

Lender:

Corporate Strategies LLC

by: ______________________________

Timothy J. Connolly

Managing Member

VIP

VIP Loyalty Corp.

by: ______________________________

E. Sean Connolly

President